Exhibit 99.1

FOR IMMEDIATE RELEASE

IRIDEX Reports 2014 Second Quarter, Six-Month Results

Revenue Up 15% Year over Year for Both Periods

Board of Directors Establishes New Share Repurchase Program

Mountain View, CA. – July 31, 2014 – IRIDEX Corporation (Nasdaq: IRIX) today reported financial results for the second quarter and six months ended June 28, 2014.

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Revenues were $10.6 million in the second quarter of 2014, up 15% from $9.2 million in the 2013 second quarter and up sequentially from $10.3 million in the first quarter of 2014. Revenues for the first six months of 2014 were $20.9 million, up 15% from $18.1 million in the first six months of last year.

•	Gross margin for the quarter was 50.0%, up from 48.7% in the second quarter of last year and up from 48.9% in the 2014 first quarter.
•	Operating income in the 2014 second quarter was $0.4 million compared with operating income of $0.5 million in last year’s second quarter.
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Net income was $0.3 million, or $0.03 per diluted share, for the second quarter of 2014, compared to net income in last year’s second quarter of $0.4 million, or $0.04 per diluted share.  Net income for the first half of 2014 was $0.8 million, or $0.07 per diluted share, compared to net income for the first half of 2013, which included a one-time insurance gain of $0.5 million in the 2013 first quarter, of $1.3 million, or $0.13 per diluted share.

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Guidance for third quarter of 2014: The company expects to achieve revenue of $10.0 million to $10.3 million, representing growth of 5% to 8% over last year’s third quarter. Gross margin is anticipated to come in between 48% and 50%, and operating expenses are expected to be $4.6 million to $4.8 million.

President and CEO Will Moore said, “The second quarter was the fifth straight quarter of double digit percentage revenue growth and, clearly, was the strongest quarter of domestic system sales in the company’s history.  Sales of these systems grew by more than 80% over the prior year quarter, which we see as continued evidence that MicroPulse® is becoming more accepted as a leading treatment for diabetes-related retinal disease. The therapeutic benefits to patients are well documented and the advantageous economic benefits of MicroPulse as compared to drugs and other treatment modalities to health care systems are becoming more obvious.”

2Q 2014 Business Highlights

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Data from a one-year, multi-center study demonstrating the safety and durability of MicroPulse technology as a treatment for glaucoma was presented at the American Society of Cataract and Refractive Surgeons (ASCRS) conference in April.

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More than 300 ophthalmologists attended a symposium led by Drs. Ike Ahmed, David Gossage and Elias Reichel on the versatility of MicroPulse as a treatment option for various retinal diseases and as a treatment option for glaucoma at ASCRS.

Share Repurchase Program

As of last week, the company has satisfied its share repurchase program established in February, 2013, buying approximately 377,000 shares at an average price of $7.97.  Effective today, the IRIDEX Board of Directors established a new share repurchase program, allowing the purchase of up to $3.0 million worth of the company’s common stock over the next 12 months.

Conference Call

IRIDEX management will conduct a conference call later today, Thursday, July 31, 2014, at 5:00 pm Eastern Time.  Interested parties may access the live conference call by dialing (877) 407-0784 (US) or (201) 689-8560 (International) and requesting the IRIDEX Second Quarter 2014 Earnings Conference Call, or by visiting the company’s website at www.iridex.com.  A telephone replay will be available beginning on Thursday, July 31, 2014 through Thursday, August 7, 2014 by dialing (877) 870-5176 (US) or (858) 384-5517 (International) and entering Replay Pin # 13586659.  In addition, later today an archived version of the webcast will be available on the company’s website at www.iridex.com.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. The company maintains a deep commitment to the success of our customers, with comprehensive technical, clinical, and service support programs. IRIDEX is dedicated to a standard of excellence, offering superior technology for superior results. IRIDEX products are sold in the United States through both direct and independent sales forces and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries. For further information, visit the company's website at http://www.iridex.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, relating to the size and growth of markets in which the company operates, US and international buying patterns, the success of the company’s marketing and sales efforts and operational execution, the adoption of and demand for MicroPulse laser therapy and the company’s other products as a treatment for diabetes-related retinal disease, glaucoma and other conditions, anticipated new product releases and the company’s guidance concerning fiscal 2014 third quarter financial results, including anticipated ranges of revenue, operating expenses and gross margin rates and revenue growth rates, and the company’s share repurchase program. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Company Contact:	Investor Relations Contact:
Jim Mackaness	Matt Clawson
Chief Financial Officer	Pure Communications
& Chief Operating Officer	949-370-8500
650-940-4700	matt@purecommunicationsinc.com

TABLES FOLLOW

IRIDEX Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Total revenues	$10,589	$9,210	$20,918	$18,149
Cost of revenues	5,289	4,728	10,563	9,436
Gross profit	5,300	4,482	10,355	8,713

Operating expenses:
Research and development	1,306	884	2,500	1,880
Sales and marketing	2,056	1,846	3,804	3,471
General and administrative	1,538	1,237	3,054	2,423
Proceeds from demutualization of insurance carrier	—	—	—	(473)
Total operating expenses	4,900	3,967	9,358	7,301

Income from operations	400	515	997	1,412
Other expense, net	91	97	188	115
Income from operations before provision for income taxes	309	418	809	1,297
Provision for income taxes	12	3	25	8
Net income	$297	$415	$784	$1,289

Net income per share:
Basic	$0.03	$0.05	$0.08	$0.15
Diluted	$0.03	$0.04	$0.07	$0.13

Weighted average shares used in computing net income per share
Basic	9,922	8,824	9,943	8,668
Diluted	10,411	10,005	10,469	9,903

IRIDEX Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 28,	December 28,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$12,862	$13,444
Accounts receivable, net	7,259	7,345
Inventories	9,753	10,605
Prepaids and other current assets	586	576
Total current assets	30,460	31,970
Property and equipment, net	720	543
Intangible assets, net	292	328
Goodwill	533	533
Other long-term assets	259	303
Total assets	$32,264	$33,677

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,008	$2,278
Accrued compensation	1,229	1,891
Accrued expenses	1,374	1,592
Accrued warranty	506	468
Deferred revenue	1,083	1,133
Total current liabilities	6,200	7,362

Long-term liabilities:
Other long-term liabilities	345	461
Total liabilities	6,545	7,823

Stockholders' equity:
Common stock	106	104
Additional paid-in capital	39,750	40,671
Accumulated deficit	(14,137)	(14,921)
Total stockholders' equity	25,719	25,854
Total liabilities and stockholders' equity	$32,264	$33,677

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